SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                         SCICLONE PHARMACEUTICALS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         SCICLONE PHARMACEUTICALS, INC.
  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) or Schedule 14A

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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




                         SCICLONE PHARMACEUTICALS, INC.

                    Notice of Annual Meeting of Shareholders
                            To Be Held July 25, 1996

         The Annual Meeting of Shareholders (the "Annual Meeting") of SciClone Pharmaceuticals, Inc., a California corporation (the "Company"), will be held at the Holiday Inn Select, 1221 Chess Drive, Foster City, California 94404, on Thursday, July 25, 1996, at 10:00 a.m., local time, for the following purposes:

         1. To elect five (5) directors of the Company to serve until the 1997 Annual Meeting of Shareholders or until their respective successors are elected and qualified;

         2. To approve the adoption of the Company's 1996 Employee Stock Purchase Plan and the reservation of 500,000 shares of Common Stock for issuance thereunder;

         3. To ratify the appointment of Ernst & Young LLP as the independen auditors for the Company for the year ending December 31, 1996; and

         4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

         The Board of Directors has fixed the close of business on June 19, 1996 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

         All shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.



                                      By Order of the Board of Directors,


                                      /s/ MARK A. CULHANE
                                      MARK A. CULHANE
                                      Secretary


San Mateo, California
June 28, 1996

                         SCICLONE PHARMACEUTICALS, INC.
                          901 Mariners Island Boulevard
                           San Mateo, California 94404

                                 PROXY STATEMENT

General

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of SciClone Pharmaceuticals, Inc., a California corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Holiday Inn Select, 1221 Chess Drive, Foster City, California 94404, on Thursday, July 25, 1996, at 10:00 a.m., local time, and any adjournment or postponement thereof.

         This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Shareholders are being mailed to shareholders on or about June 28, 1996.

Revocability of Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Mark A. Culhane) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date

         The close of business on June 19, 1996 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 17,460,474 shares of Common Stock outstanding.

Voting and Solicitation

         Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters and is entitled to cumulate votes for the election of directors, subject to the conditions described below.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote.

         The shares represented by the proxies received, properly marked, signed, dated and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned but is not marked will be voted FOR the election of directors, FOR the adoption of the

Company's 1996 Employee Stock Purchase Plan and the reservation of shares for issuance thereunder, FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. While there is n definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

         The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

Nominees

         At the Annual Meeting, the shareholders will elect five directors to serve until the 1997 Annual Meeting of Shareholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

         In voting for directors, each shareholder is entitled to cast that number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such shareholder. Such votes may be cast for one candidate or distributed in any manner among the nominees for directors. However, the right to cumulate votes in favor of one or more candidates may not be exercised unless the candidate or candidates have been nominated prior to the voting, and a shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder's intention to cumulate such shareholder's votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination. The persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld.

         Assuming a quorum is present, the five nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the five nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

         The names of the nominees, their ages as of May 31, 1996, and certain other information about them are set forth below:

                                                                                                        Director
      Name of Nominee                     Age                Principal Occupation                        Since
      ---------------                     ---                --------------------                        -----

Donald R. Sellers....................      51    President, Chief Executive Officer and                   1996
                                                 Director

Thomas E. Moore......................      51    Chairman of the Board of Directors of the                1990
                                                 Company

John D. Baxter, M.D..................      55    Professor of Medicine                                    1991
Edwin C. Cadman, M.D.................      50    Professor of Medicine                                    1991
Jere E. Goyan, Ph.D..................      65    President and Chief Operating Officer of                 1992
                                                 Alteon, Inc.

         There are no family relationships among any of the directors or executive officers of the Company.

         Donald Sellers has served as the Company's President and a director since January 1996 and as its Chief Executive Officer since April 1996. From May 1993 to present, he has also served as Managing Director, SciClone Pharmaceuticals International Ltd., the international arm of the Company. From 1990 to 1993, Mr. Sellers was Corporate Vice President of Getz Bros., an Asian trading company, as well as President of Getz Bros.' Japanese operations. From 1983 to 1990, Mr. Sellers was employed by Sterling Drug International, initially as Vice President of Marketing and Operations in Asia and beginning in 1985 as President of Sterling's Latin American Andina Group. Mr. Sellers began his pharmaceutical career in 1973 with Pfizer, a pharmaceutical company, as Country Manager, Vietnam and Hong Kong, and he later worked with the Revlon Healthcare Group as Director of Worldwide Exports and Pacific Area Director.

         Thomas E. Moore, a founder of the Company, has served as a director and Chairman of the Board of Directors of the Company since its inception and as Chief Executive Officer of the Company from August 1991 to April 1996. Since February 1995, Mr. Moore has also served as Chairman of the Board of Cord Blood Registry, Inc., a cord blood banking company. Since 1988, Mr. Moore has also served as a principal in Sand Hill Management Group, a private investment and management firm specializing in the computer software, medical and biotechnology industries. From 1982 to 1988, Mr. Moore was the Chairman of the Board of Directors of Synercom Technology, Inc. ("Synercom"), a software company. Prior to Synercom, Mr. Moore was Vice President of Pacific Operations and Vice President of Strategic Planning at Honeywell, Inc., an electronics company.

         John D. Baxter, M.D. has served as a director and Chairman of the Scientific Advisory Board of the Company since June 1991. Dr. Baxter has been associated with the University of California, San Francisco since 1970. He has been Professor of Medicine since 1979, Chief of the Endocrinology Section, Parnassus Campus since 1980 and Director of the Metabolic Research Unit since 1981. Dr. Baxter was a founder and served as a director of Scios Nova Inc., a biotechnology company, from its inception in 1982 to 1991.

         Edwin C. Cadman, M.D. has served as a director and member of the Scientific Advisory Board of the Company since November 1991. Since January 1994, Dr. Cadman has been Senior Vice President of Medical Affairs and Chief of Staff at Yale New Haven Hospital, where he was Chief of the Medical Service from 1987 through December 1993. Since 1987, Dr. Cadman has also been Professor of Medicine at Yale University, where he was Chairman of the Department of Medicine from 1987 through December 1993. Prior to these positions, he was Director of the Cancer Research Institute at the University of California, San Francisco. Dr. Cadman also currently serves as a director of CytoTherapeutics, Inc., a biotechnology company.

         Jere E. Goyan, Ph.D. has been a director of the Company since January 1992. Since July 1993, Dr. Goyan has been President and Chief Operating Officer and director of Alteon, Inc., a biotechnology company where he served as Senior Vice President for Research and Development from January 1993 through July 1993 and as Acting Chief Executive Officer from July 1993 through May 1994. Dr. Goyan was Dean of the School of Pharmacy and Professor of Pharmacy and Pharmaceutical Chemistry at the University of California, San Francisco from 1967 through 1992, and was a Professor there from 1965 through 1992. From 1979 to 1981, Dr. Goyan was the Commissioner of the United States Food and Drug Administration. Dr. Goyan also currently serves as a director of Emisphere Technologies, Inc. and Atrix Laboratories, both biotechnology companies, and Boehringer Mannheim (U.S.), a pharmaceutical company.

Meetings and Committees of the Board of Directors

         During 1995, the Board met eight times and no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves. The Board has two committees: the Audit Committee and the Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for shareholders to nominate persons to serve as directors, the Board will consider nominations from shareholders, which should be addressed to Mark A. Culhane, at the Company's address set forth above.

         The Audit Committee consists of directors Cadman and Goyan, the Company's two non-employee directors, and held two meetings during 1995. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company, and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

         The Compensation Committee also consists of directors Cadman and Goyan, and held one meeting during 1995. Its functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company's 1991 and 1992 Stock Plans, the Company's 1995 Equity Incentive Plan and, to the extent necessary, the Company's 1995 Nonemployee Director Stock Option Plan. The Compensation Committee is expected to administer the Company's 1996 Employee Stock Purchase Plan. See Proposal No. 2 "Adoption of the 1996 Employee Stock Purchase Plan."

Compensation of Directors

         Directors who are employees of the Company do not receive any compensation for their services as directors. Directors who are not employees of the Company receive an annual retainer of $12,000, payable at the rate of $1,000 per month, plus payment of out-of-pocket expenses relating to their service as Board members.

         The Company has entered into a consulting agreement with Dr. Baxter pursuant to which Dr. Baxter serves as Chairman of the Company's Scientific Advisory Board and performs consulting services as requested by the Company. Under the agreement, Dr. Baxter receives a fee of $6,000 per month. Dr. Baxter received $72,000 under this agreement in 1995. The Company has retained Dr. Cadman to perform consulting services, principally analysis of drug candidates for licensing or acquisition. Dr. Cadman receives a fee of $6,250 per month for these services. Dr. Cadman received $75,000 in such fees in 1995. In addition, Dr. Cadman received a $2,000 honorarium from the Company during 1995. From time to time, Dr. Goyan performs consulting services for the Company. The Company compensates Dr. Goyan for these services at his then-effective rate for consulting services. Dr. Goyan did not receive any consulting fees from the Company in 1995.

         Messrs. Baxter, Cadman and Goyan will each receive options to purchase 10,000 shares of the Company's Common Stock under the Company's 1995 Nonemployee Director Stock Option Plan if they are reelected to the Board at the Annual Meeting.

Recommendation of the Board


                         THE BOARD RECOMMENDS A VOTE FOR
                    THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2
                ADOPTION OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

         At the Annual Meeting, the Company's shareholders are being asked to approve the adoption of the 1996 Employee Stock Purchase Plan (the "Purchase Plan") and the reservation of 500,000 shares of Common Stock for issuance thereunder. The summary of the Purchase Plan set forth below is qualified in its entirety by the full text of such plan, which is attached hereto as Appendix A.

General

         The Purchase Plan was adopted by the Board of Directors in June 1996. A total of 500,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. At the Annual Meeting, the shareholders are being asked to approve the adoption of the Purchase Plan with an effective date of July 1, 1996.

         The purpose of the Purchase Plan is to provide employees (including officers and employee directors) of the Company with an opportunity to purchase Common Stock of the Company through payroll deductions. The Company currently has approximately thirty-seven employees. The Purchase Plan will be implemented by a series of offering periods of 24 months duration with new offering periods beginning on or about July 1 of every second year commencing July 1, 1996 (i.e., the second offering period will commence on July 1, 1998), unless otherwise determined by the Board of Directors or provided for under the terms of the Purchase Plan. Each offering period shall consist of eight consecutive purchase periods of three-months duration with the last day of each period being designated a purchase date. The first offering period shall commence on July 1, 1996 and continue through June 30, 1998, with the first purchase date occurring on September 30, 1996, and subsequent purchase dates to occur every three months thereafter. The Purchase Plan is intended to qualify under Section 423 of the Code.

Administration

         The Purchase Plan is to be administered by the Board of Directors of the Company or a committee appointed by the Board (the "Administrator"). The Purchase Plan will be administered by the Compensation Committee. Members of the Board receive no additional compensation for their services in connection with the administration of the Purchase Plan. All questions of interpretation or application of the Purchase Plan are determined by the Administrator and its decisions are final, conclusive and binding upon all participants.

Eligibility and Participation

         Employees (including officers and employee directors) who are employed for at least twenty (20) hours per week and more than five months per calendar year with the Company (including subsidiaries of the Company approved by the Administrator) are eligible to participate in an offering under the Purchase Plan, subject to certain limitations imposed by Section 423(b) of the Code and limitations on stock ownership as set forth in the Purchase Plan. Eligible employees become participants in the Purchase Plan by filing with the payroll office of the Company a subscription agreement authorizing payroll deductions prior to the applicable Offering Date, unless a later time for filing the subscription agreement has been set by the Administrator.

Grant and Exercise of Option

         At the beginning of an offering period or at each quarterly entry date for an individual who joins the Purchase Plan after the first day of an offering period (the "Offering Date"), each participant is granted an option to purchase, at the end of each purchase period within the offering period up to that number of shares determined by dividing such employee's payroll deductions accumulated prior to the end of the purchase period and retained in the participant's account as of the end of the purchase period by the lower of (i) 85% of the fair market value of a share of the Company's Common Stock on the Offering Date or
(ii) 85% of the fair market value of a share of the Company's Common Stock at the end of the purchase period (the "Purchase Date"); provided that in no event shall a participant be permitted to purchase during each calendar year more than a number of shares determined by dividing $25,000 by the fair market value of a share of the Company's Common Stock on the Offering Date, and provided further that such purchases shall be subject to the limitations set forth below. No employee may be granted an option under the Purchase Plan (i) if, immediately after the grant, such employee (or any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The Company may make a pro rata allocation of the shares remaining available for option grant if the total number of shares which would otherwise be subject to options granted at the beginning of an offering period exceeds the number of remaining available shares in the Purchase Plan. Unless an employee withdraws his or her participation in the Purchase Plan by giving written notice to the Company of his or her election to withdraw all accumulated payroll deductions prior to the end of an offering period, the employee's option for the purchase of shares will be exercised automatically at the end of the each purchase period, and the maximum number of full shares subject to option which are purchasable with the accumulated payroll deductions in his or her account will be purchased at the applicable purchase price determined as provided below.

Purchase Price

         The purchase price per share at which shares are sold to participating employees under the Purchase Plan is the lower of (i) 85% of the fair market value per share of the Common Stock at the time the option is granted on the Offering Date, or (ii) 85% of the fair market value per share of the Common Stock on a Purchase Date. The fair market value of the Common Stock on a given date shall be determined by the Administrator in its discretion based on the closing price of the Common Stock for such date as reported by The Nasdaq National Market ("NASDAQ") or, if such price is not so reported, the mean of the bid and asked prices reported by NASDAQ for such date, or if the stock is listed on a stock exchange, the closing price on such exchange on such date as reported in The Wall Street Journal. If the Common Stock is not traded on the specified date, its fair market value per share shall be based on corresponding information from the immediately preceding trading day. In the event that the fair market value of the Common Stock on any Purchase Date of an offering period, other than the final Purchase Date, is less than the fair market value on the Offering Date, participants shall automatically be withdrawn from such offering period after the purchase is made and then enrolled in a new offering period commencing on the first business day subsequent to the Purchase Date.

Payroll Deductions

         The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over the 24-month offering period. The deductions may not be less than 1% or more than 15% of a participant's aggregate compensation during the offering period. Subject to certain restrictions applicable to employees who are reporting persons under Section 16 of the Exchange Act, a participant may discontinue his participation in the Purchase Plan or, on one occasion only during the offering period, may decrease his or her rate of payroll deductions. Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the last payroll period paid prior to the last day of the purchase period to which the subscription agreement is applicable unless terminated by the participant as provided in the Purchase Plan. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and eligibility requirements of the Plan, a participant's payroll deductions may be decreased to 0% if the aggregate of the participant's payroll deductions during the same calendar year equals $21,250.

Termination of Employment

         Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for at least twenty (20) hours per week during the applicable offering period, cancels his option and his participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, without interest.

Adjustment Upon Changes in Capitalization

         In the event any change is made in the Company's capitalization in the middle of an offering period, such as a stock split or stock dividend, that results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the purchase price and in the number of shares subject to options under the Purchase Plan.

         In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each right to purchase stock under the Purchase Plan will be assumed or an equivalent right substituted by the successor corporation unless the Board of Directors shortens the offering period so that employees' rights to purchase stock under the Purchase Plan will be automatically exercised prior to the merger or sale of assets. In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

Amendment and Termination

         The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination cannot affect options previously granted nor may an amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 of the Exchange Act or Section 423 of the Code, no amendment may be made to the Purchase Plan without approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, change the standards of eligibility for participation in the Purchase Plan or materially increase the benefits accruing to participants in the Purchase Plan.

         If not terminated earlier, the Purchase Plan will have a term of twenty
(20) years.

Federal Income Tax Aspects of the 1996 Employee Stock Purchase Plan

         There are no tax consequences to an eligible employee of becoming a participant in the Purchase Plan or purchasing shares of Common Stock under the Purchase Plan. If a participant disposes of his or her shares of Common Stock within the later of two (2) years from the date the underlying option was granted (which is the Offering Date) or within one year from the date the underlying option was exercised (which is the last day of a Purchase Period), this transaction is referred to as a "disqualifying disposition" and the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the stock on the date the option was exercised exceeded the purchase price. In such instances, the amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares of Common Stock for more than twelve (12) months.

         If the participant disposes of his or her shares of Common Stock more than two (2) years after the date the underlying option was granted and more than one year after the date the underlying option was exercised, the participant will realize ordinary income in the year of such disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the date the option was granted. The amount of such ordinary income will be added to the participant's basis in the shares, and any additional gain recognized on the disposition of the shares after such basis adjustment will be a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a capital loss.

         If the participant still owns the shares of Common Stock at the time of death, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price or (ii) 15% of the fair market value of the shares on the date the option was granted will constitute ordinary income in the year of death.

         The Company will be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition. In all other cases, no deduction is allowed the Company.

         The foregoing summary is intended only as a general guide to the federal income tax consequences under current law with respect to participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, tax consequences are subject to change and a taxpayer's particular situation may be such that some variation of the described rules is applicable.

Required Vote

         Approval of the adoption of the Purchase Plan and the reservation of 500,000 shares of the Common Stock for issuance thereunder requires the affirmative vote of the holders of the majority of the outstanding shares of the Company's Common Stock represented and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum).

Recommendation of the Board

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE PURCHASE PLAN AND THE RESERVATION OF 500,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

                                 PROPOSAL NO. 3
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


         Ernst & Young LLP has served as the Company's independent auditors since 1991 and has been appointed by the Board to continue as the Company's independent auditors for the year ending December 31, 1996. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

         A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board

       THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF
      ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR
                            ENDING DECEMBER 31, 1996.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



         The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of the Company's
Common Stock as of May 31, 1996 for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Named Executive Officers, (iii) each director of the Company and
(iv) all directors and executive officers of the Company as a group.

                                                                                      Shares Beneficially Owned(1)
                                                                                     ------------------------------
                                      Name                                               Number          Percent
- ---------------------------------------------------------------------------------    --------------    ------------
Thomas E. Moore(2).............................................................        3,317,381           18.8%
John D. Baxter, M.D(3).........................................................          415,506            2.4%
David L. Horwitz, M.D., Ph.D.(4)...............................................          225,478            1.3%
Philip H. Vander Werf(5)......................................................            54,444            *
Mark A. Culhane(6).............................................................          142,138            *
Donald R. Sellers(7)...........................................................          157,227            *
Edwin C. Cadman, M.D.(8).......................................................           41,480            *
Jere E. Goyan, Ph.D.(9)........................................................           40,000            *
All directors and executive officers as a group (7 persons)(10)                        4,339,210           23.8%

- ------------------

*    Less than 1%.

1 Except pursuant to applicable community property laws, the Company believes the persons named in the table have sole voting and investment power with respect to all shares.

2 Includes 2,243,167 shares held of record by Sand Hill Management Group, a sole proprietorship of which Mr. Moore is the principal, 308,616 shares held of record by Moore Family Limited Partnership and 200,000 shares issuable pursuant to options exercisable within 60 days of May 31, 1996.

3 Includes 10,000 shares issuable pursuant to options exercisable within 60 days of May 31, 1996.

4 Includes 188,811 shares issuable pursuant to options exercisable within 60 days of May 31, 1996.

5 Includes 52,034 shares issuable pursuant to options exercisable within 60 days of May 31, 1996.

6 Includes 128,971 shares issuable pursuant to options exercisable within 60 days of May 31, 1996.

7 Includes 153,227 shares issuable pursuant to options exercisable within 60 days of May 31, 1996.

8 Consists of 40,480 shares issuable pursuant to options exercisable within 60 days of May 31, 1996.

9 Includes 40,000 shares issuable pursuant to options exercisable within 60 days of May 31, 1996.

10 Includes 813,523 shares issuable pursuant to options exercisable within 60 days of May 31, 1996.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning compensation of (i) the Company's Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company serving at December 31, 1995 (collectively, the "Named Executive Officers").

                           Summary Compensation Table
                                                                                        Long Term
                                                                                      Compensation
                                             Annual Compensation                         Awards
                                ------------------------------------------------      ------------
                                                                                       Securities
                                                                  Other Annual         Underlying          All Other
Name and Principal Position     Year  Salary ($)(3)  Bonus ($)   Compensation ($)    Options/SARs(#)    Compensation ($)
- ---------------------------     ----  -------------  ---------   ----------------    ---------------    ----------------
Thomas E. Moore                 1995     367,500     206,719             *                      0           1,848(8)
     Chairman and Chief         1994     350,000      87,500             *                200,000           1,848(8)
     Executive Officer          1993     185,000     100,000             *                      0           1,799(8)

Philip H. Vander Werf(1)        1995     247,257      74,484        86,218(4)              24,000           1,848(8)
     President and Chief        1994     234,960      95,000       110,631(4)                   0
     Operating Officer          1993     213,552      75,000       134,206(4)              39,000           2,609(8)

David L. Horwitz, M.D., Ph.D.   1995     218,795      76,639        67,028(5)              67,500           9,889(9)
     Executive Vice President,  1994     205,056     120,000        36,190(5)              40,000           9,397(9)
     Medical and Regulatory     1993     186,813      67,000             *                 38,150           8,849(9)
     Affairs

Donald R. Sellers(2)            1995     203,643      78,180       328,854(6)              60,000          13,522(10)
     Managing Director, Pacific 1994     194,506     120,000       306,927(6)              40,000          10,428(10)
     Rim Operations             1993     161,203      60,000       141,102(6)              76,000           1,000(10)

Mark A. Culhane                 1995     190,000      67,000        48,000(7)              67,500           1,848(8)
     Vice President, Finance    1994     175,000      75,000             *                125,000           1,720(8)
     and Administration, Chief  1993      99,996      65,000             0                 32,000           1,225(8)
     Financial Officer and
     Secretary

- --------------------

*    No disclosure required under Securities and Exchange Commission rules.

1 Mr. Vander Werf served as the Company's President and Chief Operating Officer until January 1996.

2 Mr. Sellers was appointed to serve as the Company's President and as a director of the Company in January 1996 and as its Chief Executive Officer in April 1996.

3    Includes amounts deferred under the Company's 401(k) plan.

4    Includes $80,218 in 1995, $104,631 in 1994 and $104,620 in 1993 in mortgage assistance payments under a housing relocation agreement.

5 Includes mortgage assistance payments of $62,800 in 1995 and $36,190 in 1994 under a housing relocation agreement. 6 Includes $274,427 in 1995, $252,429 in 1994 and $121,979 in 1993 in cost-of-living assistance payments under an expatriate benefit agreement.

7    Consists of $36,000 in cost-of-living assistance payments.

8    Includes matching contributions under the Company's 401(k) plan.

9 Consists of term life insurance premiums ($2,693 in 1995, $2,202 in 1994 and $1,704 in 1993), disability insurance premiums ($5,348 in 1995, $5,347 in 1994 and $5,346 in 1993) and matching contributions under the Company's 401(k) Plan ($1,848 in 1995 and 1994, $1,799 in 1993).

10 Consists of disability and life insurance premiums ($7,182 in 1995, $3,131 in 1994 and $1,000 in 1993) and medical insurance premiums ($6,340 in 1995 and $7,297 in 1994).

                                      -12-


         The following table provides certain information with respect to stock options granted to the Named Executive Officers in 1995. In addition, as required by Securities and Exchange Commission rules, the table set forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                      Option/SAR Grants in Last Fiscal Year

                                                            Individual Grants
                                   -------------------------------------------------------------
                                                                                                     Potential Realizable
                                                                                                       Value at Assumed
                                     Number of     Percent of Total     Exercise                     Annual Rates of Stock
                                    Securities       Options/SARs        or Base                      Price Appreciation
                                    Underlying        Granted to          Price                        For Option Term(2)
                                   Options/SARs.     Employees in       Per Share     Expiration   ------------------------
          Name                    Granted (#)(1)       Fiscal Year        ($/sh)          Date         5%          10%
- -------------------------------   -------------     -------------       ---------     ----------    -----        ------

Thomas E. Moore ................      -0-                N/A             N/A             N/A          N/A         N/A
Philip H. Vander Werf ..........      24,000             5.9%            $5.50        4/18/2005     $ 83,040    $210,480
David L. Horwitz, M.D., Ph.D ...      67,500            16.6%            $5.50        4/18/2005     $233,550    $591,975
Donald R. Sellers ..............      60,000            14.8%            $5.50        4/18/2005     $207,600    $526,200
Mark A. Culhane ................      67,500            16.6%            $5.50        4/18/2005     $233,550    $591,975

- -------------------

1 Options with respect to 25% of the shares covered become exercisable one year from date of grant; thereafter, options with respect to the remaining shares vest ratably on a monthly basis over three years. The options become fully exercisable without regard to vesting in the event the Company is not the surviving corporation in any merger or consolidation. The options have a ten-year term, but are subject to earlier termination in connection with termination of employment.

2 The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionee's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

         The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during 1995. In addition, the table sets forth the number of shares covered by stock options as of December 31, 1995, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 1995.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values

                                                                          Number of                  Value of
                                                                         Unexercised                Unexercised
                                                                       Options/SARs at             In-the-Money
                                        Shares                       Fiscal Year End (#)          Options/SARs at
                                       Acquired          Value           Exercisable/           Fiscal Year End ($)
                   Name            on Exercise (#)    Realized ($)      Unexercisable       Exercisable/Unexercisable(1)
- -----------------------------      ---------------    ------------     ---------------      ----------------------------
Thomas E. Moore..................              -0-             -             200,000/0                        0/0
Philip H. Vander Werf............          40,000       $150,020       104,524/151,810          $180,627/$230,208
David L. Horwitz, M.D., Ph.D.....              -0-             -       134,098/164,885          $212,500/$113,333
Donald R. Sellers................              -0-             -        53,046/122,954                        0/0
Mark A. Culhane..................              -0-             -        81,831/169,502            $37,109/$56,641

- -------------------

1 Based on the $5.125 per share closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 1995, less the exercise prices.

Compensation Committee Report on Executive Compensation

         Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

         The Compensation Committee of the Board is composed of Messrs. Cadman and Goyan, both of whom are non-employee directors. The Compensation Committee is responsible for establishing and administering the Company's policies regarding compensation and stock ownership programs. The Committee annually evaluates the performance, and determines compensation and long-term equity incentives, of the Chief Executive Officer ("CEO"), and reviews and approves the CEO's compensation recommendation for other executive officers of the Company. The CEO is not present during discussions of his compensation.

         Compensation Policy

         The overall objectives of the Company's compensation policy are to attract and retain executives of outstanding ability and potential, to motivate these individuals to achieve corporate goals to enhance long-term shareholder value, to link executive compensation and shareholder interests, and to provide a compensation package that recognizes individual contributions as well as overall corporate results and is competitive with leading biopharmaceutical companies with which the Company competes for talent.

         In the biopharmaceutical industry, traditional measures of corporate performance, such as earnings per share and sales growth, may not apply in reviewing the performance of executive officers. At the Company's current stage of development, in evaluating and determining the compensation of the Company's CEO and other executive officers, the Compensation Committee looks to other performance criteria, such as progress of the Company's clinical and regulatory programs and corporate commercialization and development activities, as well as the Company's success in securing capital resources that are necessary for the Company to complete clinical, regulatory and commercialization programs and achieve product revenues. As a result, in many instances these qualitative factors involve a subjective assessment of corporate performance by the Committee. The Committee does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates the Company's and individual performance against that mix.

         Compensation for individual executive officers is targeted to be comparable to compensation packages paid to other executives of other biopharmaceutical companies of comparable or larger size with which the Company competes for talent. Each year the Compensation Committee reviews independent survey data regarding compensation and benefits in the biopharmaceutical industry as well as compensation and benefits in a comparative group of public biopharmaceutical companies that represent a number of the Company's most direct competitors for executive talent. The companies selected for comparison are biopharmaceutical firms with market capitalizations comparable to or larger than the Company's, several of which companies are included in the NASDAQ Pharmaceutical/Biotechnology Index used in the Stock Performance Graph contained herein. The Committee believes that inclusion of companies with larger market capitalizations is necessary because the talent pool from which the Company recruits is composed largely of executives employed by such companies.

         The key elements of the Company's executive compensation program consist of base salary, annual cash incentives and long-term equity incentives.

         Base Salary

         Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the base salaries paid by biopharmaceutical companies generally and companies in the comparative group described above. The Compensation Committee initially sets base salaries in the mid to upper range of base salaries at other companies in such comparative group. Using this general guideline, the Committee then considers other factors such as the individual's contribution to achievement of corporate goals, the attainment of specific individual objectives and the assumption of new responsibilities. From year to year, the relative weighting of the individual factors may differ from officer to officer, and can be expected to change over time in response to the Company's development stage and the evolution of the biopharmaceutical industry.

         Annual Cash Incentives

         The Company's annual cash incentives account for a significant percentage of each executive officer's compensation. The Compensation Committee establishes annual cash incentive targets for executive officers based upon cash incentive programs of biopharmaceutical companies generally and companies in the comparative group described above. The Committee generally sets such targets in the mid to upper range of cash incentives paid by other companies in such comparative group. The actual cash incentive award earned depends upon the attainment of corporate performance goals established for the year by the Committee as well as the attainment of individual performance objectives. Corporate performance goals for 1995 were (i) achievement of clinical milestones for thymosin alpha 1, (ii) advancement of pre-marketing and commercialization objectives, (iii) establishment of manufacturing and distribution alliances,
(iv) achievement of certain financial and administrative objectives and (v) advancement of business development activities. Following completion of the year, the Committee reviewed the original plans and goals. The Committee determined that, due to the significant efforts and accomplishments of the Company's executive officers, many of the original goals had been achieved; however, certain goals deemed significant by the Committee had not been achieved. As a result, the executive officers received less than their targeted annual cash incentive and received cash incentives ranging from 30% to 56% of base salary.

         Long-Term Equity Incentives

         The Company's long-term equity incentives currently consist of the Company's 1991 and 1992 Stock Plans and the Company's 1995 Equity Incentive Plan (collectively, the "Plans"), pursuant to which the Company grants options and other rights to purchase shares of its Common Stock. The objective of each of the Plans is to advance the long-term interests of the Company and its shareholders and to complement incentives tied to annual performance. Stock options granted under the Plans generally vest over a four year period, providing incentive to create value for the Company's shareholders over the long-term since the full benefit of the compensation package cannot be realized unless the employee remains with the Company and stock price appreciation occurs over a number of years. The Compensation Committee has typically granted options to employees upon commencement of employment and has occasionally granted additional options following a significant change in job responsibility, scope or title or a particularly noteworthy corporate or individual achievement. During 1995, certain executive officers and employees were granted stock options based on their individual contribution to achievement of corporate performance goals.

         CEO Compensation

         In 1995, Mr. Moore received a base salary of $367,500 and an annual cash incentive payment of $206,719. In increasing Mr. Moore's base salary, the Compensation Committee believed that a 5% increase was reflective of overall increases in the biopharmaceutical industry, based on an independent survey. With respect to Mr. Moore's cash incentive, the Committee noted that many of the corporate performance objectives had been met and many of Mr. Moore's individual performance objectives had been achieved; however, certain performance objectives deemed significant by the Committee had not been achieved. Therefore, the Committee awarded Mr. Moore an actual bonus less than his targeted incentive resulting in a bonus equal to 56% of his base salary.

         Special Deduction Limit

         The Compensation Committee has considered the impact of Section 162(m) of the Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be well below $1.0 million, and the Committee believes that options granted under the 1995 Equity Incentive Plan prior to the Company's Annual Meeting in 1996 will meet the requirements for performance-based compensation under Section 162(m), the Compensation Committee believes that this section will not affect the tax deductions available to the Company with respect to such options. However, because a transition rule which permits the Compensation Committee to qualify as a committee which may award performance-based compensation will expire upon the Company's Annual Meeting in 1996 and the Compensation Committee may not thereafter so qualify, the Company can provide no assurance that options granted under the 1995 Equity Incentive Plan after that date will meet the requirements for performance-based compensation.

         The foregoing report has been provided by Messrs. Cadman and Goyan.

         Compensation Committee Interlocks and Insider Participation

         During the year ended December 31, 1995, Messrs. Cadman and Goyan served on the Compensation Committee of the Board.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the quarterly percentage change in (i) the cumulative total shareholder return on the Company's Common Stock since March 17, 1992, the effective date of the Company's initial public offering, with (ii) the cumulative total return on (a) The Nasdaq Stock Market (U.S. and Foreign Companies) and (b) the NASDAQ Pharmaceutical/Biotechnology Index. The comparison assumes (i) an investment of $100 on March 17, 1992 in each of the foregoing indices and (ii) reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.



                                COMPUTED INDEX
    -------------------------------------------------------------------------
                       SciClone              NASDAQ                  NASDAQ
    Performance         Common              Stock Mkt              Parm. Com.
      Period            Stock               US & Frgn               SIC 283
      ------            -----               ---------               -------

     03/17/92          100.000               100.000                100.000
     03/31/92          097.143               096.913                094.355
     06/30/92          095.714               090.485                080.212
     09/30/92          110.000               093.936                075.618
     12/31/92          197.143               108.894                092.495

     03/31/93          188.571               109.918                066.844
     06/30/93          175.714               112.567                070.420
     09/30/93          211.429               121.935                076.354
     12/31/93          262.857               123.713                083.673

     03/31/94          175.714               118.540                067.461
     06/30/94          081.429               112.532                058.882
     09/30/94          084.286               122.029                066.344
     10/31/94          070.000               124.133                064.122
     11/30/94          074.286               119.813                064.400
     12/30/94          077.143               119.674                062.372

     03/31/95          071.429               132.902                067.179
     06/30/95          071.429               151.164                078.105
     09/29/95          097.143               169.395                097.287
     12/29/95          058.571               170.014                113.660

                          TRANSACTIONS WITH MANAGEMENT

         The Company has entered into an employment agreement with Dr. Horwitz. Under the agreement, Dr. Horwitz receives an annual salary and is eligible for an annual cash incentive and other benefits that are generally provided to the Company's executives. In the event the Company terminates its employment relationship with Dr. Horwitz without cause, or if Dr. Horwitz's relationship or responsibilities change without his consent, the Company will be required to continue to pay Dr. Horwitz's normal salary and benefits for six months. Pursuant to the agreement, the Company also granted Dr. Horwitz options to purchase shares of the Company's Common Stock and reimbursed Dr. Horwitz for certain moving costs and agreed to make certain cash payments to Dr. Horwitz upon exercise of options granted pursuant to the agreement and to defray a portion of his housing expenses.

         The Company has entered into an employment agreement with Mr. Culhane. Under the agreement, Mr. Culhane receives an annual salary and is eligible for an annual cash incentive and other benefits that are generally provided to the Company's executives. In the event the Company terminates its employment relationship with Mr. Culhane without cause, the Company will continue to pay Mr. Culhane's annual salary and benefits for twelve months, pay any cash incentives as if Mr. Culhane had continued his employment through the end of the calendar year, accelerate the vesting of all of Mr. Culhane's outstanding stock options so they become fully vested, and extend the exercise period for such options for one year, but within the original term of the option. The Company has also agreed to make certain cash payments to Mr. Culhane upon exercise of stock options granted to Mr. Culhane prior to 1994.

         Prior to Mr. Vander Werf's departure from the Company in January 1996, the Company had an employment agreement with Mr. Vander Werf. Under the agreement, Mr. Vander Werf received an annual salary and was eligible for an annual cash incentive and other benefits that are generally provided to the Company's executives. As amended in 1993, the agreement also provided that the Company would defray a portion of Mr. Vander Werf's monthly mortgage expenses over a five-year period. Pursuant to the agreement, the Company granted Mr. Vander Werf options to purchase shares of the Company's Common Stock and reimbursed Mr. Vander Werf for certain moving costs. As amended in 1994, the agreement also provided that Mr. Vander Werf's stock options would be accelerated and become fully vested and that the exercise period for such options would be extended for one year, but within the original term of the option, in the event of a change in control of SciClone or the termination of the employment relationship with Mr. Vander Werf without cause. The agreement also provided that in the event of termination of the employment relationship with Mr. Vander Werf without cause Mr. Vander Werf's existing salary, cash incentives and benefits would be paid for one year following his termination and his mortgage assistance would continue for two years. Upon Mr. Vander Werf's departure from the Company in January 1996, the aforementioned provisions became operative. In 1994, the Company loaned Mr. Vander Werf an aggregate of $380,000 at an interest rate of 6% per annum in exchange for two promissory notes delivered by Mr. Vander Werf to the Company. The promissory notes were originally due and payable on December 31, 1994, but were extended and were ultimately forgiven upon Mr. Vander Werf's departure from the Company in January 1996. In accordance with its agreement with Mr. Vander Werf, the Company also provided reimbursement for Mr. Vander Werf's tax obligations in connection with the forgiveness of these obligations.

         In June 1995, the Company extended a loan to Dr. David Horwitz with an aggregate principal amount of $1,365,000 to be used to finance the purchase and renovation of Dr. Horwitz's primary residence. The loan was secured by a first deed of trust on the property and 20,000 shares of SciClone Common stock owned by Dr. Horwitz, bears interest at 7.5% per annum and is payable in five years, subject to renewal if Dr. Horwitz remains employed by the Company. Pursuant to Dr. Horwitz's employment agreement, the Company will defray a portion of Dr. Horwitz's monthly mortgage expenses over a five-year period.

         In May 1995, the Company extended a short-term loan to Thomas Moore in the principal amount of $245,000. The term of the loan was 20 days and the loan had an interest rate of 7.375%. The loan was repaid in June 1995. In July 1995, the Company extended another loan to Mr. Moore in the principal amount of $95,000 which carries an interest rate of 7.375% and is being secured by a second deed of trust on residential property owned by Mr. Moore. The term of the loan is two years. In December 1995, the Company extended an additional loan to Mr. Moore in the principal amount of $600,000. The loan is due and payable in two years, carries an interest rate of 7.50% and is being secured by a second deed of trust on residential property owned by Mr. Moore.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received by Mark A. Culhane, SciClone Pharmaceuticals, Inc., 901 Mariners Island Boulevard, San Mateo, California 94404, no later than February 28, 1997.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 1995, all Reporting Persons complied with all applicable filing requirements.

                                  OTHER MATTERS

         The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

         It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope.

                                       By Order of the Board of Directors,



                                       /s/ MARK A. CULHANE
                                       MARK A. CULHANE
                                       Secretary


June 28, 1996
San Mateo, California

                                                                      APPENDIX A

                         SCICLONE PHARMACEUTICALS, INC.

                        1996 EMPLOYEE STOCK PURCHASE PLAN



         The following constitute the provisions of the 1996 Employee Stock Purchase Plan of SciClone Pharmaceuticals, Inc..

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2.       Definitions.

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Common Stock" shall mean the Common Stock of the Company.

                  (d) "Company" shall mean SciClone Pharmaceuticals, Inc., a California corporation.

                  (e) "Compensation" shall mean all regular straight time gross earnings, overtime and shift premium and shall not include payments for incentive compensation, incentive payments, bonuses, commissions and other compensation.

                  (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                  (g) "Contributions" shall mean all amounts credited to the account of a participant pursuant to the Plan.

                  (h) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                  (i) "Employee" shall mean any person, including an Officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

                  (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (k) "Purchase Date" shall mean the last day of each Purchase Period of the Plan.

                  (l) "Offering Date" shall mean the first business day of each Offering Period of the Plan, except that in the case of an individual who becomes eligible after the first business day of an Offering Period, the term "Offering Date" shall mean the first business day of the calendar quarter coinciding with or next succeeding the day on which that individual becomes an eligible Employee. Options granted after the first business day of an Offering Period will be subject to the same terms as the options granted on the first business day of such Offering Period except that they will have a different grant date (thus, potentially, a different exercise price) and, because they expire at the same time as the options granted on the first business day of such Offering Period, a shorter term.

                  (m) "Offering Period" shall mean a period of twenty-four (24) months commencing on July 1 of every second year commencing July 1, 1996 (i.e., the second Offering Period will commence on July 1, 1998), except as otherwise determined under Section 11.

                  (n) "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (o)      "Plan"  shall mean this Employee Stock Purchase Plan.

                  (p) "Purchase Period" shall mean a period of three (3 months within an Offering Period.

                  (q) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         3.       Eligibility.

                  (a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

                  (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4.       Offering Periods and Purchase Periods.

                  (a) Offering Periods. The Plan shall be implemented by a series of Offering Periods of twenty-four (24) months duration, with new Offering Periods commencing on or about July 1 of alternating years (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on July 1, 1996 and continue until June 30, 1998. The Plan shall continue until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

                  (b) Purchase Periods. Each Offering Period shall consist of eight (8) consecutive purchase periods of three (3) months duration. The last day of each Purchase Period shall be the "Purchase Date" for such Purchase Period. A Purchase Period commencing on July 1 shall end on the next September
30. A Purchase Period commencing on October 1 shall end on the next December 31. A Purchase Period commencing on January 1 shall end on the next March 31. A Purchase Period commencing on April 1 shall end on the next June 30. The first Purchase Period shall commence on July 1, 1996 and shall end on September 30, 1996. The Board of Directors of the Company shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Purchase Period to be affected.

         5.       Participation.

                  (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant's Compensation (which shall be not less than 1% and not more than 15%) to be paid as Contributions pursuant to the Plan.

                  (b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

         6.       Method of Payment of Contributions.

                  (a) The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) of such participant's Compensation on each such payday. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

                  (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during the Offering Period, may decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

                  (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $21,250. Payroll deductions shall re-commence at the rate provided in such participant's subscription agreement at the beginning of the first

Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

         7.       Grant of Option.

                  (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Purchase Date; provided however, that the maximum number of shares an Employee may purchase during each calendar year for which an option is outstanding shall be determined at the Offering Date by dividing $25,000 by the fair market value of a share of the Company's Common Stock on the Offering Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b).

                  (b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Purchase Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.

         8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full shares subject to the option will be purchased at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

         9. Delivery. As promptly as practicable after each Purchase Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option or the deposit of such number of shares with the broker selected by the Company for administration of Plan stock purchases, as determined by the Company. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares at the termination of each Purchase Period, shall be carried over to the next Purchase Period if the Employee continues to participate in the Plan, or if the Employee does not continue to participate, shall be returned to said participant.

         10.      Voluntary Withdrawal; Termination of Employment.

                  (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

                  (b) Upon termination of the participant's Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

                  (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

                  (d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

         11. Automatic Withdrawal. If the fair market value of the shares on any Purchase Date of an Offering Period, other than the final Purchase Date of an Offering Period, is less than the fair market value of the shares on the Offering Date for such Offering Period, then every participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of shares for such Purchase Period, and
(ii) be enrolled in a new twenty-four (24) month Offering Period commencing on the first business day subsequent to such Purchase Period, with subsequent Offering Periods commencing in twenty-four (24) month periods thereafter.

         12. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

         13.      Stock.

                  (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

                  (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

                  (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

         14. Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of
Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

         15.      Designation of Beneficiary.

                  (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

                  (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         16. Transferability. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

         17. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

         18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Purchase Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

         19.      Adjustments Upon Changes in Capitalization; Corporate
Transactions.

                  (a) Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

                  (b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the "New Purchase Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

                  The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

         20.      Amendment or Termination.

                  (a) The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in Section 19, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

                  (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

         21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         23. Term of Plan; Effective Date. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 20.

         24. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                                   APPENDIX B

                                     PROXY
                        SCICLONE PHARMACEUTICALS, INC.
                        901 MARINERS ISLAND BOULEVARD
                        SAN MATEO, CALIFORNIA 94404
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR ANNUAL MEETING OF SHAREHOLDERS ON JULY 25, 1996.

     DONALD R. SELLERS or MARK A. CULHANE (collectively, the "Proxies"), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders (the "Annual Meeting") of SciClone Pharmaceuticals, Inc., a California corporation (the "Company"), to be held at the Holiday Inn Select, 1221 Chess Drive, Foster City, California 94404, on Thursday, July 25, 1996, at 10 a.m., local time, and any adjournments or postponements thereof.
     Election of all five (5) directors (or if any nominee is not available for election, such substitute as the Board of Directors or the Proxies may designate). Nominees: DONALD R. SELLERS, THOMAS E. MOORE, JOHN D. BAXTER, M.D., EDWIN C. CADMAN, M.D., and JERE E. GOYAN, PH.D.
     Shares represented by this proxy card will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors, and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
     The Board of Directors recommends a vote FOR the election of Directors and FOR proposals 2 and 3.

    1. Election of Directors:
            / / FOR all nominees listed above            / / WITHHOLD for all nominees listed above
               (except as marked to the contrary below

FOR, except vote withheld from the following nominee(s):
- --------------------------------------------------------------------------------
SEE REVERSE SIDE: IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.
                                    (Continued and to be signed on reverse side)

(Continued from other side)

     2. To approve the adoption of the Company's 1996 Employee Stock Purchase Plan and the reservation of 500,000 shares of Common Stock for issuance thereunder:
                       / / FOR      / / AGAINST      / / ABSTAIN

     3. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 1996:

                       / / FOR      / / AGAINST      / / ABSTAIN

     Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a signer is a partnership, please sign in partnership name by authorized person.

                                            ------------------------------------
                                                      (Signature)

                                            ------------------------------------
                                                      (Signature)

                                            DATE:_______________________, 19____

         PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE
                            ENCLOSED RETURN ENVELOPE.